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Exhibit 10-ee

FOURTH AMENDMENT TO
PARTICIPATION AGREEMENT

        THIS FOURTH AMENDMENT TO PARTICIPATION AGREEMENT, dated as of December 11, 2001 (this "Amendment"), amends the Participation Agreement, dated as of October 22, 1999, by and among ADC Telecommunications, Inc., a Minnesota corporation ("ADC" or "Lessee"), as Lessee; Lease Plan North America, Inc., not in its individual capacity, except as expressly stated therein, but solely as Agent Lessor for the Participants (the "Agent Lessor"); the Persons named on Schedule I thereto, as Participants; and ABN AMRO Bank N.V., as Administrative Agent, as amended by (A) the First Amendment to Participation Agreement, dated as of January 29, 2001 (the "First Amendment"), (B) the Second Amendment to Participation Agreement, dated as of August 24, 2001 (the "Second Amendment") and (C) the Third Amendment to the Participation Agreement and Lease, dated as of October 31, 2001 (the "Third Amendment") (as so amended by the First Amendment, the Second Amendment and the Third Amendment, the "Participation Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix 1 to the Participation Agreement.

        WHEREAS, the parties hereto have entered into the Participation Agreement and the other Operative Documents to fund the Construction of the Financed Improvements on the Land;

        WHEREAS, the Put Event has occurred pursuant to the Transfer Agreement and the Tranche A1 Participant has sold all of its interests to the Purchasers;

        WHEREAS, the parties hereto acknowledge that the Base Term Commencement Date has occurred as of the date hereof; and

        WHEREAS, the parties hereto desire to amend the Participation Agreement as hereinafter set forth and to amend and restate the Pledge Agreement and Custodial Agreement in the form attached hereto;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1.    AMENDMENTS.    Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, the Participation Agreement shall be amended in accordance with Sections 1.1 through 1.20.

          SECTION 1.1    Advances; Limitations and Limits.    The second paragraph of Section 3.1(d) of the Participation Agreement is hereby amended by replacing the second sentence thereof with the following:

            "The final Advance (the "Final Advance") shall occur on the Base Term Commencement Date to pay Construction Costs consisting solely of Capitalized Yield, Fees and Transaction Expenses as set forth in an Advance Request delivered by Lessee pursuant to Section 3.4(a) on December 11, 2001 prior to the Final Advance. Immediately following the Final Advance, GE and the Participants will cause the GE Assignment to take effect pursuant to the GE Assignment Agreement. Each Advance made on an Advance Date shall be in a minimum amount equal to $1,000,000 (except for (i) the initial Advance, which shall be in a minimum amount of $500,000 and (ii) the Final Advance, which shall not be subject to a minimum amount requirement), or an integral multiple of $100,000 in excess thereof, provided, that so long as an Advance is for the full amount of the aggregate Available Commitment and exceeds the minimum threshold of $1,000,000, such Advance need not be in an integral multiple of $100,000."

          SECTION 1.2    Basic Rent; Payments of Rent.    Section 3.2(a) of the Participation Agreement is hereby amended by (i) deleting the reference to "and" immediately after the reference to "Tranche B Basic Rent," and (ii) adding at the end of sentence thereof the following:

            ", and following the GE Assignment Date, the Tranche A4 Participant shall be entitled to all Tranche A4 Basic Rent."

          SECTION 1.3    Certificates.    Section 3.7 of the Participation Agreement is hereby amended by (i) deleting the last sentence of Section 3.7 in its entirety and (ii) adding immediately after the reference to "Promptly upon receipt of such documents by the Administrative Agent" in the eighth sentence thereof the following:

            "and subject to Section 8.21 with respect to the issuance on the GE Assignment Date of the initial Certificate to the Tranche A4 Participant"

          SECTION 1.4    Annual Fee.    Section 4.1 of the Participation Agreement is hereby amended by adding a new clause (v), which shall read as follows:

            "(v) On the Fourth Amendment Effective Date and on each anniversary thereof, Lessee shall pay to the Administrative Agent for its own account an annual fee equal to $20,000."

          SECTION 1.5    Distribution.    Section 5.3(a) of the Participation Agreement is hereby amended by (i) deleting the reference to "and" immediately after the reference to "Tranche B Participant Balance," and (ii) adding immediately after the reference to "Tranche C Equity Participant Balance" therein the following:

            "and, following the GE Assignment Date, to each Tranche A4 Participant its pro rata portion of the Tranche A4 Basic Rent based upon its respective portion of the Tranche A4 Participant Balance,"

          SECTION 1.6    Distribution.    Clause (iv) of Section 5.3(b) of the Participation Agreement and the paragraphs following such clause (iv) are hereby amended and restated in their entirety to read as follows:

            "(iv) Lessee failing to fulfill one or more of the conditions to the exercise of the Sale Option pursuant to Article XX of the Lease and the Administrative Agent's receipt of the Lease Balance from Lessee pursuant to Article XX of the Lease, shall be distributed by the Administrative Agent in the following amounts and order of priority:

            first, to the Tranche A Participants and Tranche B Participants for application to pay in full the Participant Balance (other than the 3.5(ii) portion) of each such Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche A Participants and Tranche B Participants without priority of one such Participant over the other in the proportion that each such Participant's Participant Balance bears to the sum of Tranche A Participant Balance and Tranche B Participant Balance;

            second, to the Tranche A Participants and Tranche B Participants for application to pay in full the 3.5(ii) portion of each such Participant's Participant Balance, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among such Participants without priority of one Participant over the other in the proportion that each Participant's Participant Balance bears to the aggregate sum of the Tranche A Participant Balance and the Tranche B Participant Balance;

            third, to the Tranche C Equity Participants for application to pay in full the Tranche C Participant Balance (other than the 3.5(ii) portion) of each Tranche C Equity Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche C Equity Participants without priority of one Tranche C Equity Participant over the other in the proportion that each Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Equity Participant Balance;

            fourth, to the Tranche C Equity Participants to pay in full the 3.5(ii) portion of each such Tranche C Equity Participant's Participant Balance; and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche C Equity Participants without priority of one Tranche C Equity Participant over the other in the proportion that each such Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Participant Balance such Participant; and

          SECTION 1.7    Distribution.    Section 5.3(c) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

            "(c) The payment by Lessee of the Residual Value Guarantee Amount to the Administrative Agent in accordance with Article XX of the Lease upon Lessee's exercise of the Sale Option shall be distributed by the Administrative Agent as promptly as possible (it being understood that any such payment received by the Administrative Agent on a timely basis in accordance with the provisions of the Lease shall be distributed on the date on which such funds are so received) in the following order of priority:

            first, to the Tranche A Participants for application to pay in full the Participant Balance of each Tranche A Participant;

            second, to the Tranche B Participants for application to pay in full the Participant Balance of each Tranche B Participant, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Participants without priority of one Tranche B Participant over the other in the proportion that each such Tranche B Participant's Participant Balance bears to the aggregate Tranche B Participant Balance; and

            third, to the Tranche C Equity Participants for application to pay in full the Participant Balance of each Tranche C Equity Participant, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche C Equity Participants without priority of one Tranche C Equity Participant over the other in the proportion that each such Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Equity Participant Balance."

          SECTION 1.8    Distribution.    Section 5.3(d) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

            "(d) Any payments received by the Administrative Agent as net proceeds from the sale of the Premises following the occurrence of an Event of Default under Article XVI of the Lease, following the occurrence of a Construction Agency Event of Default or pursuant to Lessee's exercise of the Sale Option pursuant to Article XIX of the Lease, together with any payment made by Lessee as a result of an appraisal pursuant to Section 12.3 hereof, shall be distributed by the Administrative Agent as promptly as possible (it being understood that any such payment received by the Administrative Agent on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received) in the funds so received in the following order of priority:

            first, on a pro rata basis based on their respective shares of the sum of the Tranche A1 Participant Balance (other than the 3.5(ii) portion) and Tranche A2 Participant Balance (other than the 3.5(ii) portion), to the Tranche A1 Participants and Tranche A2 Participants for application to pay in full the sum of the Tranche A1 Participant Balance and Tranche A2 Participant Balance, and then on a pro rata basis based on their respective shares of the

    Tranche A3 Participant Balance (other than the 3.5(ii) portion), to the Tranche A3 Participants to pay in full the Tranche A3 Participant Balance;

            second, to the Tranche B Participants for application to pay in full the Participant Balance (other than the 3.5(ii) portion) of each Tranche B Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Participants without priority of one Tranche B Participant over the other in the proportion that each Tranche B Participant's Participant Balance bears to the aggregate Tranche B Participant Balance;

            third, to the Tranche C Equity Participants for application to pay in full the Participant Balance (other than the 3.5(ii) portion) of each Tranche C Equity Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche C Equity Participants without priority of one Tranche C Equity Participant over the other in the proportion that each Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Equity Participant Balance;

            fourth, an amount up to, but not exceeding, the Residual Value Guarantee Amount paid by Lessee, if any, shall be promptly distributed to, or as directed by, Lessee;

            fifth, on a pro rata basis based on their respective shares of the sum of the 3.5(ii) portion of the Tranche A1 Participant Balance and Tranche A2 Participant Balance, to the Tranche A1 Participants and Tranche A2 Participants for application to pay in full the sum of the 3.5(ii) portion of the Tranche A1 Participant Balance and Tranche A2 Participant Balance, and then on a pro rata basis based on their respective shares of the 3.5(ii) portion of the Tranche A3 Participant Balance to the Tranche A3 Participants to pay in full the 3.5(ii) portion of the Tranche A3 Participant Balance;

            sixth, to the Tranche B Participants to pay in full the 3.5(ii) portion of their Participant Balances until their Participant Balances have been paid in full; and in any case where the amount shall be insufficient to pay in full as aforesaid, then pro rata among such Participants without priority of one Tranche B Participant over the other in the proportion that each Tranche B Participant's Participant Balance bears to the aggregate Tranche B Participant Balance;

            seventh, to the Tranche C Equity Participants to pay in full the 3.5(ii) portion of their Participant Balances until their Participant Balances have been paid in full; and in any case where the amount shall be insufficient to pay in full as aforesaid, then pro rata among such Participants without priority of one Tranche C Equity Participant over the other in the proportion that each Tranche C Equity Participant's Participant Balance bears to the aggregate Tranche C Equity Participant Balance; and

            eighth, the balance, if any, shall be promptly distributed to, or as directed by, Lessee."

          SECTION 1.9    Distribution.    Subclause (ii) of clause third of Section 5.3(f) of the Participation Agreement is hereby amended by deleting immediately after the reference to "Section 5.3(c)" therein the following: "(but excluding clause third from the application thereof)".

          SECTION 1.10    Distribution.    Section 5.3(g) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

            "(g) If an Event of Default shall have occurred and be continuing, then any cash held by Agent Lessor and all cash proceeds received by Agent Lessor in respect of any sale of,

    collection from, or other realization upon, all or any part of the Pledged Collateral shall be distributed by Agent Lessor as promptly as possible in the following order of priority:

            first, to the payment of any reasonable costs or expenses related to the retaking, holding, preparing for sale and selling the Pledged Collateral and reasonable attorney's fees and legal expenses incurred by Agent Lessor in respect thereof payable to Agent Lessor pursuant to this Participation Agreement, the Lease and any other Operative Document;

            second, in an amount not to exceed the aggregate Maximum Amount, (a) if received by Agent Lessor prior to the GE Assignment Date, to the Tranche A1 Participants and Tranche A2 Participants, on a pro rata basis based on their respective shares of the aggregate amount of the Tranche A1 Obligations and Tranche A2 Obligations then outstanding, to pay in full the Tranche A1 Obligations and Tranche A2 Obligations then due and owing to the Tranche A1 Participants and Tranche A2 Participants, and then, on a pro rata basis based on their respective shares of the Tranche A3 Obligations, to the Tranche A3 Participants to pay in full the Tranche A3 Obligations then due and owing to the Tranche A3 Participants, or (b) if received on or following the GE Assignment Date, to the Tranche A4 Participants on a pro rata basis based on their respective shares of the aggregate amount of the Tranche A4 Obligations then outstanding to pay in full the Tranche A4 Obligations then due and owing to the Tranche A4 Participants;

            third, only if received by Agent Lessor prior to the GE Assignment Date, in an amount which, together with all amounts paid under clause second does not exceed the Maximum Amount to the Tranche B Participants, on a pro rata basis based on their respective shares of the aggregate amount of the Tranche B Obligations then outstanding, to pay in full the Tranche B Obligations then due and owing to the Tranche B Participants;

            fourth, only if received by Agent Lessor prior to the GE Assignment Date, in an amount which, together with all amounts paid under clauses second and third, does not exceed the Maximum Amount, to the Tranche C Equity Participants on a pro rata basis based on their respective shares of the aggregate amount of the Tranche C Equity Obligations then outstanding, to pay in full the Tranche C Equity Obligations then due and owing to the Tranche C Equity Participants;

            fifth, to the payment of all other reasonable costs and expenses payable to Agent Lessor pursuant to this Participation Agreement, the Lease and any other Operative Document; and

            sixth, the balance, if any, shall be promptly distributed to, or as directed by, Lessee."

          SECTION 1.11    Other Payments.    Section 5.4(c) of the Participation Agreement is hereby amended by replacing the reference to "Tranche ADC Purchase Price" in the first line thereof with the reference to "GE Purchase Price".

          SECTION 1.12    Representations of the Participants.    Section 7.1(b) of the Participation Agreement is hereby amended by (i) deleting the reference to "(other than the Tranche ADC Participant)" immediately after the reference to "Such Participant" therein and (ii) deleting the reference to "similar" immediately after the reference to "foreign bank or other".

          SECTION 1.13    Enhancer Collateral.    Section 8.20 of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

            (a)    Pledge of Enhancer Collateral.    In order to secure the payment and performance of the Secured Amounts (pursuant to and in accordance with the terms and conditions of the Pledge Agreement and the Custody Agreement) Lessee shall, on or before the Third Amendment Effective Date and on or before the GE Assignment Date, deliver Treasury Securities to the Custodian to be held by the Custodian in an account (the "Enhancer

    Collateral Account") pursuant to the Custody Agreement, and which Treasury Securities shall have an aggregate Enhancer Collateral Value on the Third Amendment Effective Date and on the GE Assignment Date (which Enhancer Collateral Value, except in the case of any cash, shall be determined on and as of the Third Amendment Effective Date and on and as of the GE Assignment Date in accordance with the definition of Market Value (as defined in the Custody Agreement)) equal to or greater than the Enhancer Collateral Requirement applicable to each such date. Except as provided for in the last sentence of Section 8.21(a), the Lessee agrees to maintain in the Enhancer Collateral Account with the Custodian during the Term, pursuant to the Custody Agreement and subject to the Pledge Agreement, Enhancer Collateral having an aggregate Enhancer Collateral Value at all times equal to or greater than the Enhancer Collateral Requirement. Without limiting the foregoing and subject to the terms and conditions of the Custody Agreement and the Pledge Agreement, so long as no Default or Event of Default has occurred and is continuing, (i) Lessee shall have the right from time to time at its sole expense to substitute for all or any of the Enhancer Collateral then subject to a security interest in favor of Agent Lessor pursuant to the Pledge Agreement and the Custody Agreement, different types of Enhancer Collateral or Enhancer Collateral of the same type which has different dates, maturities, amounts, interest rates or other characteristics; provided, however, all such substitute Enhancer Collateral shall be of the type described and otherwise comply with the requirements set forth in the definition of "Enhancer Collateral"; and provided, further, that the Agent Lessor shall maintain a first priority security interest in the substitute Enhancer Collateral as provided for below, and (ii) to the extent (and only to the extent) that the aggregate Enhancer Collateral Value of the Enhancer Collateral subject to the Pledge Agreement and the Custody Agreement at any time is in excess of the Enhancer Collateral Requirement, Lessee shall have the right, as set forth in the Custody Agreement, at its sole expense to instruct the Custodian to deliver Enhancer Collateral on either the Monthly Enhancer Collateral Valuation Date or the Special Enhancer Valuation Date having an aggregate Enhancer Collateral Value up to the amount of such excess to Lessee or its designee, whereupon the Enhancer Collateral so delivered to Lessee or such designee will no longer be subject to the Pledge Agreement and the Custody Agreement. Agent Lessor shall at all times have a first priority security interest in the Enhancer Collateral, including all such substituted Enhancer Collateral, for the benefit of the Secured Parties, free and clear of all other Liens. Neither of the Agents nor any Participant shall bear any liability for any losses on or in respect of any of the Enhancer Collateral, except as the result of acts of gross negligence or willful misconduct on the part of such party. All income from or in respect of the Enhancer Collateral shall be taxable to Lessee. Except as expressly provided herein, Lessee shall have no right to withdraw any of the Enhancer Collateral from the Enhancer Collateral Account. Lessee may not direct either Agent or any Participant to apply any of the Enhancer Collateral to any Obligation, including, without limitation, the obligation of Lessee to pay any amounts due under the Operative Documents, and without limiting Lessee's rights to distributions pursuant to clauses fourth and eighth of Section 5.3(d), clause fourth of Section 5.3(f) and clause sixth of Section 5.3(g), Lessee may not offset its obligation to pay any amounts due under the Operative Documents with any proceeds from the Enhancer Collateral collected by or distributed to the Administrative Agent, Agent Lessor or any Participant.

            (b)    Enhancer Collateral Valuation.    Lessee shall deliver or cause to be delivered to Administrative Agent (x) on each of the Third Amendment Effective Date and the GE Assignment Date and (y) by no later than the twenty-first (21st) day of each calendar month (or if such twenty-first (21st) day is not a Business Day, then the Business Day immediately succeeding such twenty-first (21st) day) following the Third Amendment Effective Date (each such day, an "Enhancer Collateral Valuation Date") an Enhancer Collateral Valuation Notice

    (a copy of which Enhancer Collateral Valuation Notice Administrative Agent shall promptly provide to each Participant prior to the GE Assignment Date and to the Tranche A4 Participant following the GE Assignment Date) setting forth the aggregate value, as of the first day of such month, of the Enhancer Collateral then subject to the Pledge Agreement and the Custody Agreement. If the Enhancer Collateral Value on any Enhancer Collateral Valuation Date is less than the Enhancer Collateral Requirement, Lessee shall, before the close of business on the last Business Day of the then current month, deliver to the Custodian for deposit in the Enhancer Collateral Account additional Enhancer Collateral having an aggregate Enhancer Collateral Value (which Enhancer Collateral Value, except in the case of any cash, shall be determined on and as of such last Business Day in accordance with the proviso in the definition of "Market Value") not less than the amount of such deficiency (which additional Enhancer Collateral shall be deemed to be part of the Enhancer Collateral) and deliver written notification (either by facsimile or hand delivery) of such delivery to Administrative Agent on such last Business Day.

          SECTION 1.14    Distribution.    Section 8.21 of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

            "SECTION 8.21    GE Assignment; Rent Prepayment.

              (a)  Upon Substantial Completion, Lessee shall pay to Agent Lessor the Base Term Commencement Date Rent Prepayment Amount on the Base Term Commencement Date, unless on such date, Lessee shall have caused the Selling Tranche A Participant Certificate Amounts to be purchased by GE (the "GE Assignment") and the receipt by the Selling Tranche A Participant of the GE Purchase Price. The Base Term Commencement Date Rent Prepayment Amount or the GE Purchase Price, as applicable, shall be paid to the Administrative Agent in immediately available funds and shall be distributed pursuant to Section 5.3(b)(iii) or Section 5.4(c), as applicable. If Lessee pays the Base Term Commencement Date Rent Prepayment Amount, then upon receipt by Administrative Agent of such amount, provided no Event of Default then exists and after payment by Lessee of any costs or expenses then due and payable to any Person with respect to the Enhancer Collateral Account or the Pledged Collateral pursuant to the terms of the Pledge and Security Agreement, the Participants shall instruct the Administrative Agent to cause the release to Lessee of the Pledged Collateral then on deposit in the Enhancer Collateral Account.

              (b)  Should GE purchase the Selling Tranche A Certificate Amounts as contemplated in Section 8.21(a)(i) above, then upon the payment of the GE Purchase Price, (i) the Certificate Amounts purchased by GE from the Selling Tranche A Participant pursuant to Section 8.21(a) shall be converted, automatically and without further action, to the Tranche A4 Participant Balance, (ii) Agent Lessor and Administrative Agent shall cause to be delivered to GE, in its capacity as the Tranche A4 Participant, the Tranche A4 Certificate substantially in the form of Exhibit N attached hereto in the face amount equal to the GE Purchase Price, (iii) each Selling Tranche A Participant shall deliver its Certificate to Agent Lessor in exchange for a new Certificate of the same tranche and in the face amount equal to the face amount of the Certificate delivered by each such Selling Tranche A Participant reduced by the portion of the GE Purchase Price paid to such Selling Tranche A Participant, and (iv) Administrative Agent shall modify Schedule I to reflect such purchase.

          SECTION 1.15    Lessee Directions.    Section 10.1(c) of the Participation Agreement is hereby deleted.

          SECTION 1.16    Assignments.    Section 11.1(a) of the Participation Agreement is hereby amended by adding immediately after the reference to "Exhibit L" thereof with the following: ", or with respect to the GE Assignment at Exhibit L-1".

          SECTION 1.17    Action Upon Instructions Generally.    The sixth sentence of Section 16.3 of the Participation Agreement is hereby amended in its entirety to read as follows:

            Subject to Sections 16.4, 16.6 and 15.5 , such Agent shall take action or refrain from taking action with respect to such Event of Default as directed by the Noncollateralized Required Participants; provided that, unless and until such Agent receives such directions, such Agent may refrain from taking any action, or may act in its discretion, with respect to such Event of Default; provided, further , Agent Lessor shall take action or refrain from taking action with respect to Section 11 of the Pledge Agreement as directed by the Required Secured Parties.

          SECTION 1.18    Separate Agent Lessor.    Section 16.8 of the Participation Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

            "The Noncollateralized Required Participants (or with respect to the Pledged Collateral, the Required Secured Parties) may, and if they fail to do so at any time when they are so required, Agent Lessor may, for the purpose of meeting any legal requirements of any jurisdiction in which the Premises or Collateral or Pledged Collateral, as applicable, may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent Lessor or to act as separate agent of all or any part of the Premises or Collateral or Pledged Collateral or the Lease, and vest in such individuals or corporations, in such capacity, such title to the Premises or Collateral or Pledged Collateral or the Lease or any part thereof, and such rights or duties as Agent Lessor may consider necessary or desirable."

          SECTION 1.19     The form of GE Assignment shall be attached to the Participation Agreement as Exhibit L-1.

          SECTION 1.20    Definitions.

            (a)  The definition of "Basic Rent" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Basic Rent " means Tranche A1 Basic Rent, Tranche A2 Basic Rent, Tranche A3 Basic Rent, Tranche B Basic Rent, Tranche C Basic Rent and, following the GE Assignment, the Tranche A4 Basic Rent.

            (b)  The definition of "Certificate Amount" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Certificate Amount " means as of any date of determination, (i) with respect to any Participant, other than the Tranche A4 Participant, the aggregate amount of Fundings by such Participant on all Advance Dates (including the amounts funded by such Participant on the date of the Final Advance) pursuant to Section 3.1 of the Participation Agreement, plus (or, in the case of the Tranche A1 Participant, minus) the aggregate of the Transfer Prices paid by such Participant under the Transfer Agreement, plus the aggregate amount funded by such Participant pursuant to Section 2.1 of the Transfer Agreement, minus the aggregate purchase price received by such Participant pursuant to Section 2.2 of the Transfer Agreement (or, in the case of the Tranche A1 Participant, plus the purchase price paid by the Tranche A1 Participant pursuant to Section 2.4 of the Transfer Agreement) or (ii) with respect to the Tranche A4 Participant, the GE Purchase Price, and in the case of both items (i) and (ii) net of any distributions (other than amounts reflected as a reduction in clause (i) above) that constitute reductions to the face amount of such Participant's Certificate made to such Participant pursuant to Section 5.3 of the Participation Agreement with respect thereto.

            (c)  The definition of "Custodian" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Custodian " means First Union National Bank, in its capacity as Custodian under the Custody Agreement and any successor thereto, or such other financial institution satisfactory to each Secured Party (as defined in the Pledge Agreement) and, so long as no Default is continuing, reasonably satisfactory to Lessee, which may from time to time be acting in such capacity.

            (d)  The definition of "Custody Agreement" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Custody Agreement " means the letter agreement, dated as of the Fourth Amendment Effective Date, by and among Lessee, Agent Lessor and the Custodian.

            (e)  The definition of "Enhancer Collateral Requirement" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Enhancer Collateral Requirement " means (i) prior to the GE Assignment Date, $18,870,000, and (ii) on and following the GE Assignment Date, an amount equal to the product of 110% and the GE Purchase Price.

            (f)    The definition of "Interest Period" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Interest Period " means, with respect to any Certificate Amount, (i) for Tranche A1 Basic Rent determined by reference to the CP Rate, the calendar month immediately preceding a Payment Date (but excluding the Payment Date occurring on the Base Term Commencement Date) or a portion of such month during which such portion is determined by reference to the CP Rate, and (ii) for any Tranche A1 Basic Rent, Tranche A2 Basic Rent, Tranche B Basic Rent, Tranche C Equity Basic Rent or, following the GE Assignment Date, the Tranche A4 Basic Rent, determined by reference to either the LIBO Rate or the Alternate Base Rate, all or any portion of the period from and including a Payment Date (but excluding the Payment Date occurring on the Base Term Commencement Date) to but excluding the next succeeding Payment Date (but excluding the Payment Date occurring on the Base Term Commencement Date) during which such Certificate Amount bears interest by reference to such rate.

            (g)  The definition of "LIBO Rate" appearing in Appendix 1 to the Participation Agreement is hereby amended to add immediately after the reference to "Tranche A3 Basic Rent," the following reference: "and following the GE Assignment Date, Tranche A4 Basic Rent".

            (h)  The definition of "LIBO Rate Period" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " LIBO Rate Period " means, (i) the period beginning on (and including) the date (x) on which an Advance is made (other than the date of the Final Advance) or (y) Basic Rent is continued to be determined by reference to the LIBO Rate (Reserve Adjusted) or (z) with respect to the amount of the Final Advance and the Tranche A4 Participant Balance on the Payment Date occurring on the Base Term Commencement Date, and (ii) ending on (but excluding) the day which numerically corresponds to such date three months thereafter (or if such month has no numerically corresponding day, on the last Business Day of such month) and if such LIBO Rate Period would otherwise end on a day which is not a Business Day, such LIBO Rate Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such LIBO Rate Period shall end on the Business Day next preceding such numerically corresponding day and no LIBO Rate Period may end later than the last day of the Lease Term.

            (i)    The definition of "Participants" appearing in Appendix 1 to the Participation Agreement is hereby amended to add immediately after the reference to "Tranche A3 Participant," the following reference: "and following the GE Assignment Date, Tranche A4 Participant".

            (j)    The definition of "Participant Balance" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Participant Balance " means, with respect to any Participant as of any date of determination (i) with respect to any Tranche A1 Participant, the portion of the Tranche A1 Participant Balance represented by its Certificate, (ii) with respect to any Tranche A2 Participant, the portion of the Tranche A2 Participant Balance represented by its Certificate, (iii) with respect with any Tranche A3 Participant, the portion of the Tranche A3 Participant Balance represented by its Certificate, (iv) with respect to any Tranche B Participant, the portion of the Tranche B Participant Balance represented by its Certificate, (v) with respect to any Tranche C Equity Participant, the portion of the Tranche C Equity Participant Balance represented by its Certificate, and (vi) following the GE Assignment Date, with respect to any Tranche A4 Participant, the portion of the Tranche A4 Participant Balance represented by its Certificate.

            (k)  The definition of "Participation Agreement" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Participation Agreement " means the Participation Agreement, dated as of the Document Closing Date, among Lessee; Agent Lessor; the Administrative Agent; and the Participants, as amended by (A) the First Amendment to Participation Agreement, dated as of January 29, 2001, (B) the Second Amendment to Participation Agreement, dated as of August 24, 2001 and (C) the Third Amendment to the Participation Agreement and Lease, dated as of October 31, 2001.

            (l)    The definition of "Payment Date" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Payment Date " means, as to any Certificate Amount, the last day of each Interest Period, the Base Term Commencement Date and the last day of the Lease Term.

            (m)  The definition of "Pledge Agreement" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Pledge Agreement " means the Pledge and Security Agreement, dated as of the Third Amendment Effective Date, by and between Lessee and Agent Lessor, as amended by the Amended and Restated Pledge and Security Agreement, dated as of December 11, 2001.

            (n)  The definition of "Required Participants" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Required Participants " means, as of the date of the determination, holders of Certificates representing more than two-thirds of the then outstanding Lease Balance.

            (o)  The definition of "Supplemental Rent" appearing in Appendix 1 to the Participation Agreement is hereby amended by deleting the reference to ", Tranche ADC Purchase Price".

            (p)  The definition of "Tranche A Participants" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows: " Tranche A Participant " means each Tranche A1 Participant, Tranche A2 Participant, Tranche A3 Participant and following the GE Assignment Date, Tranche A4 Participant.

            (q)  The definition of "Tranche A2 Basic Rent" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows: " Tranche A2 Basic Rent " means, for each Payment Date with respect to each Interest Period ending on such Payment Date, an amount equal to the sum of

              (x)  with respect to Certificate Amounts not outstanding at the Alternate Base Rate, the product of (a) the daily aggregate Certificate Amounts of the Tranche A2 Participants, (b) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Tranche A2 Margin, (c) 1/360 and (d) the number of days in such Interest Period; provided, that if a Put Event has occurred, the foregoing clause (b) shall be deemed to be the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Tranche A2 Put Margin as in effect from time to time and provided further that immediately upon the occurrence of an Event of Default, the foregoing clause (b) shall be deemed to be the sum of the Alternate Base Rate in effect in such Interest Period plus 200 basis points per annum; plus

              (y)  with respect to Certificate Amounts of the Tranche A2 Participants outstanding at the Alternate Base Rate, the product of (a) the daily aggregate Certificate Amount of the Tranche A2 Participants, (b) the Alternate Base Rate, (c) 1/365 and (d) the number of days in such Interest Period; provided that if a Put Event has occurred the foregoing clause (b) shall be deemed to be the sum of the Alternate Base Rate plus the Tranche A2 Put Margin as in effect from time to time; and provided further that immediately upon the occurrence of an Event of Default, the foregoing clause (b) shall be deemed to be the sum of the Alternate Base Rate in effect in such Interest Period plus 200 basis points per annum;

      provided that , notwithstanding the foregoing, with respect to the portion of the Tranche A2 Participant Balance attributable to the amounts funded by the Tranche A2 Participant on the date of the Final Advance (other than amounts transferred to GE pursuant to the GE Assignment) the Tranche A2 Basic Rent shall be calculated by reference to the Tranche A2 Cost of Funding Rate rather than the LIBO Rate (Reserve Adjusted), during the period commencing on the date of the Final Advance and ending on but excluding date which is the first Payment Date following the Payment Date occurring on the Base Term Commencement Date.

            (r)  The definition of "Tranche A3 Basic Rent" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows: " Tranche A3 Basic Rent " means, for each Payment Date with respect to each Interest Period ending on such Payment Date, an amount equal to the sum of

              (x)  with respect to Certificate Amounts of the Tranche A3 Participants not outstanding at the Alternate Base Rate, the product of (a) the daily aggregate Certificate

      Amounts of the Tranche A3 Participants, (b) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Tranche A3 Margin, (c) 1/360 and (d) the number of days in such Interest Period; provided, that if a Put Event has occurred, the foregoing clause (b) shall be deemed to be the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Tranche A3 Put Margin as in effect from time to time; and provided further that immediately upon the occurrence of an Event of Default, the foregoing clause (b) shall be deemed to be the sum of the Alternate Base Rate in effect in such Interest Period plus 225 basis points per annum; plus

              (y)  with respect to Certificate Amounts of the Tranche A3 Participants outstanding at the Alternate Base Rate, the product of (a) the daily aggregate Certificate Amount of the Tranche A3 Participants, (b) the Alternate Base Rate, (c) 1/365 and (d) the number of days in such Interest Period; provided that if a Put Event has occurred the foregoing clause (b) shall be deemed to be the sum of the Alternate Base Rate for such Interest Period plus the Tranche A3 Put Margin as in effect from time to time; and provided further that immediately upon the occurrence of an Event of Default, the foregoing clause (b) shall be deemed to be the sum of the Alternate Base Rate in effect in such Interest Period plus 225 basis points per annum;

      provided that , notwithstanding the foregoing, with respect to the portion of the Tranche A3 Participant Balance attributable to the amounts funded by the Tranche A3 Participant on the date of the Final Advance (other than amounts transferred to GE pursuant to the GE Assignment) the Tranche A3 Basic Rent shall be calculated by reference to the Tranche A3 Cost of Funding Rate rather than the LIBO Rate (Reserve Adjusted), during the period commencing on the date of the Final Advance and ending on but excluding the date which is the first Payment Date following the Payment Date occurring on the Base Term Commencement Date.

            (s)  The definition of "Tranche B Basic Rent" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows: " Tranche B Basic Rent " means, for each Payment Date with respect to each Interest Period ending on such Payment Date, an amount equal to the product of (a) the daily aggregate Certificate Amounts of the Tranche B Participants, (b) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period (or pursuant to Section 14.1 or 14.2 of the Participation Agreement, the Alternate Base Rate) plus the Applicable Tranche B Margin, (c) 1/360 and (d) the number of days in such Interest Period; provided , that immediately upon the occurrence of an Event of Default, the foregoing clause (b) shall be deemed to be the sum of the Alternate Base Rate in effect in such Interest Period plus 250 basis points per annum; provided further , that notwithstanding the foregoing, with respect to the portion of the Tranche B Participant Balance attributable to the Tranche B Participant on the date of the Final Advance, the Tranche B Basic Rent shall be calculated by reference to the Tranche B Cost of Funding Rate rather than the LIBO Rate (Reserve Adjusted), during the period commencing on the date of the Final Advance and ending on but excluding the date which is the first Payment Date following the Payment Date occurring on the Base Term Commencement Date.

            (t)    The definition of "Tranche C Basic Rent" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows: " Tranche C Basic Rent " means, for each Payment Date with respect to each Interest Period ending on such Payment Date, an amount equal to the product of (a) the daily aggregate Certificate Amounts of the Tranche C Equity Participants, (b) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period (or pursuant to Section 14.1 or 14.2 of the Participation Agreement, the Alternate Base Rate) plus the Applicable Tranche C Equity Margin, (c) 1/360 and (d) the number of days in such Interest Period; provided , that immediately upon the occurrence of an Event of Default, the foregoing clause (b) shall be deemed to be the sum of the Alternate Base Rate in effect in such Interest Period plus 275 basis points per annum; provided further , that notwithstanding the foregoing, with respect to the portion of the Tranche C Participant Balance attributable to the Tranche C Participant on the date of the Final Advance, the Tranche C Basic Rent shall be calculated by reference to the Tranche C Cost of Funding Rate rather than the LIBO Rate (Reserve Adjusted), during the period commencing on the date of the Final Advance and ending on but excluding the date which is the first Payment Date following the Payment Date occurring on the Base Term Commencement Date.

            (u)  The definition of "Type" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety to read as follows: " Type " means, relative to any Commitment or Certificate Amount, the portion thereof that relates to Tranche A1, Tranche A2, Tranche A3, Tranche A4, Tranche B or Tranche C Equity, as the case may be.

            (v)  Appendix I to the Participation Agreement is hereby amended by adding thereto the following new terms in proper alphabetical order:

    " Applicable Tranche A4 Margin " means, at any time of determination of the LIBO Rate or the Alternate Base Rate for purposes of the Tranche A4 Certificate Amounts, the rate per annum of 300 basis points.

    " Final Advance " defined in Section 3.1(d) of the Participation Agreement.

    " Fourth Amendment Effective Date " means December 11, 2001.

    " GE " means General Electric Capital Corporation.

    " GE Assignment " is defined at Section 8.21 of the Participation Agreement.

    " GE Assignment Agreement " means the Assignment Agreement dated as of December 11, 2001, by and among the Selling Tranche A Participant and GE and consented to by Lessee, Administrative Agent and Agent Lessor.

    " GE Assignment Date " means the Effective Date as defined in the GE Assignment Agreement.

    " GE Cost of Funding Rate " means 4.88% per annum.

    " GE Purchase Price " is defined in the GE Assignment Agreement.

    " Noncollateralized Required Participants " means, as of any date of determination, (i) prior to the GE Assignment Date, the Required Participants and (ii) commencing on and following the GE Assignment Date, holders of Certificates (but excluding the Tranche A4 Certificates) representing more than two-thirds of the then outstanding Lease Balance (excluding the Tranche A4 Participant Balance).

    " Selling Tranche A Certificate Amounts " means the sum of (i) $18,000,000 of the Certificate Amount under the Tranche A2 Certificate and (ii) $2,000,000 of the Certificate Amount under the Tranche A3 Certificate sold to GE on the GE Assignment Date as set forth in the GE Assignment Agreement.

    " Tranche A2 Cost of Funding Rate " means 4.61375% per annum.

    " Tranche A3 Cost of Funding Rate " means 4.71375% per annum.

    " Tranche B Cost of Funding Rate " means 4.86375% per annum.

    " Tranche C Cost of Funding Rate " means 5.86375% per annum.

    " Tranche A4 Basic Rent " means, for each Payment Date following the GE Assignment Date, with respect to each Interest Period ending on such Payment Date, an amount equal to the product of (a) the daily aggregate Certificate Amounts of the Tranche A4 Participants, (b) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period (or pursuant to Section 14.1 or 14.2 of the Participation Agreement, the Alternate Base Rate) plus the Applicable Tranche A4 Margin, (c) 1/360 and (d) the number of days in such Interest Period; provided, that if a Put Event has occurred, the foregoing clause (b) shall be deemed to be the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Tranche A4 Put Margin as in effect from time to time; and provided further, that immediately upon the occurrence of an Event of Default, the foregoing clause (b) shall be deemed to be the sum of the Alternate Base Rate in effect in such Interest Period plus 300 basis points per annum; provided that , notwithstanding the foregoing, Tranche A4 Basic Rent shall be calculated by reference to the GE Cost of Funding Rate rather than the LIBO Rate (Reserve Adjusted), during the period commencing on the Base Term Commencement Date and ending on but excluding the date which is the first Payment Date following the Payment Date occurring on the Base Term Commencement Date.

    " Tranche A4 Obligations " is defined in Section 1 of the Pledge Agreement.

    " Tranche A4 Participant " means, following the GE Assignment Date, the Person named as a Tranche A4 Participant on Schedule I to the Participation Agreement.

    " Tranche A4 Participant Balance " means as of any date of determination an amount equal to the sum of the outstanding Certificate Amounts, together with all accrued and unpaid Basic Rent thereon, of the Tranche A4 Participants.

            (w)  Appendix I to the Participation Agreement is hereby amended by deleting therefrom the following terms in their entirety: "ADC Certificate", "Senior Liabilities", "Tranche ADC Participant", "Tranche ADC Participant Balance" and "Tranche ADC Purchase Price".

        SECTION 2.    CONDITIONS PRECEDENT.    This Amendment shall become effective as of the date hereof upon the satisfaction of each of the following conditions precedent; provided, however , that Sections 2(d) and (g) need only be satisfactory in the reasonable judgment of GE:

          (a)  The Agent Lessor shall have received this Amendment, the Pledge Agreement and the Custody Agreement, each duly executed by each of the parties thereto.

          (b)  Each of the Participants and the Agent Lessor shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of (i) this Amendment, (ii) the Pledge Agreement, (iii) the Custody Agreement and (iv) each other document, instrument and UCC financing statement executed and delivered in connection herewith or therewith (the items in clauses (i), (ii) and (iii), collectively, the " Fourth Amendment Documents ") to the extent each of the Participants or the Agent Lessor or their respective counsel may reasonably request.

          (c)  Legal matters incident to the execution and delivery of the Fourth Amendment Documents shall be satisfactory to each of the Participants and the Agent Lessor and their respective counsel.

          (d)  Lessee shall have delivered additional Treasury Securities to the Custodian pursuant to and in accordance with the requirements of Section 8.20 of the Participation Agreement (as amended hereby).

          (e)  GE and the Selling Tranche A Participant shall have executed and delivered the Assignment Agreement.

          (f)    Lessee shall have delivered to Agent Lessor (i) opinions of Dorsey & Whitney LLP, special counsel to Lessee, and an in-house counsel of Lessee, as to matters set forth in Exhibit A hereto, and (ii) an opinion of Dorsey & Whitney LLP, special counsel to Lessee, addressing perfection, lien and security interest matters in respect of the Pledged Collateral (which opinion may be included in the opinion of Dorsey & Whitney LLP described in clause (i) ), each of which opinions shall be reasonably acceptable in form and substance to the Participants.

          (g)  UCC Financing Statements with respect to the Pledged Collateral shall have been filed with the appropriate Governmental Authorities.

          (h)  Lessee shall have paid to Administrative Agent all Basic Rent accrued as of the Base Term Commencement Date together with the annual fee to be paid on or prior to the Base Term Commencement Date pursuant to Section 4.1(v) of the Participation Agreement and any Break Costs incurred by Administrative Agent or any Participant, for any reason, on the Base Term Commencement Date which such costs shall be calculated by Administrative Agent and shall be binding upon Lessee absent manifest error.

        SECTION 3.     REPRESENTATIONS AND WARRANTIES.    Each of the parties hereto hereby represents and warrants that, as of the Fourth Amendment Date and the GE Assignment Date, (a) the execution, delivery and performance of each Fourth Amendment Document to which it is a party has been duly authorized by such party, (b) the person executing each Fourth Amendment Document to which it is a party on its behalf has been duly authorized to act on its behalf, (c) each Fourth Amendment Document to which it is a party constitutes its legal, valid, binding and enforceable agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting the rights of creditors generally, and (d) its entry into each Fourth Amendment Document to which it is a party will not violate any agreement, law, rule or regulation by which it is bound or by which any of its assets are affected. In order to induce the Participants and the Agent Lessor to execute and deliver each Fourth Amendment Document to which it is a party, Lessee hereby represents to each of the Participants and the Agent Lessor that, as of the date hereof, (i) the representations and warranties set forth in Section 7.2 of the Participation Agreement are and shall be and remain true and correct, (ii) Lessee is in full compliance with all of the terms and conditions of each Operative Document and Fourth Amendment Document to which it is a party, (iii) no Default or Event of Default has occurred and is continuing or shall result after giving effect to each Fourth Amendment Document and (iv) the Agent Lessor (for the benefit of the Secured Parties) has a valid and enforceable first priority Lien on and security interest in the Pledged Collateral free and clear of all other Liens.

        SECTION 4.    MISCELLANEOUS.

          SECTION 4.1    Continuing Effectiveness, etc.    This Amendment shall be deemed to be an amendment to the Participation Agreement, and the Participation Agreement, as amended hereby, and each other Operative Document, shall remain in full force and effect and are hereby ratified, approved and confirmed in each and every respect. On and after the date hereof, all references to the "Participation Agreement" in the Operative Documents or in any other document, instrument, certificate, agreement, opinion or writing shall be deemed to refer to the Participation Agreement, as the case may be, as amended hereby. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any provision of, or any right, power or remedy of any party hereto under, any Operative Document.

          SECTION 4.2    Severability.    Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 4.3    Headings.    The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

          SECTION 4.4    Execution in Counterparts.    This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          SECTION 4.5    Governing Law.    THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, written or oral, with respect thereto.

          SECTION 4.6    Successors and Assigns.    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          SECTION 4.7    Fees and Expenses.    Lessee agrees to pay on demand all costs and expenses of or incurred by each of the other parties hereto in connection with the negotiation, preparation, execution and delivery of each Fourth Amendment Document, including those costs set forth in Section 2(h) and the reasonable fees and expenses of counsel for the Agent Lessor.

[signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ADC TELECOMMUNICATIONS, INC., as Lessee
By:

Name:

Title:

LEASE PLAN NORTH AMERICA, INC., not in its individual capacity, except as expressly stated in the Participation Agreement, but solely as Agent Lessor
By:	/s/ BLAKE J. LACHER

Name:	Blake J. Lacher

Title:	Vice President

ABN AMRO BANK N.V., as a Participant
By:	/s/ PETER L. EATON

Name:	Peter L. Eaton

Title:	Group Vice President

By:	/s/ JOHN P. RICHARDSON

Name:	John P. Richardson

Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Participant
By:	/s/ JAMES M. KOPACK

Name:	James M. Kopack

Title:	Senior Risk Manager

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FOURTH AMENDMENT TO PARTICIPATION AGREEMENT